Exhibit 5.1

STEVEN M. PRZESMICKI

(858) 550-6070

przes@cooley.com

March 17, 2008

DivX, Inc.

4780 Eastgate Mall

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DIVX, INC., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 4,439,947 shares of the Company’s Common Stock, $0.001 par value, including 3,415,345 shares (the “Incentive Plan Shares”) issuable pursuant to the Company’s 2006 Equity Incentive Plan (the “Incentive Plan”) and 1,024,602 shares (the “ESPP Shares”) issuable pursuant to the Company’s 2006 Employee Stock Purchase Plan (the “ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Incentive Plan and the ESPP, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Incentive Plan Shares when sold and issued in accordance with the Incentive Plan, the ESPP Shares, when sold and issued in accordance with the ESPP, and in each case when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

DivX, Inc.

March 17, 2008

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM